Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

Amendment No. 1 (this “Amendment”), dated as of October 3, 2012, between MetroPCS Communications, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company (the “Rights Agent”), to the Rights Agreement, dated as of March 29, 2007, between the Company and the Rights Agent (the “Rights Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

WHEREAS, the Company proposes to enter into a Business Combination Agreement by and among Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany, T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized and existing under the laws of Germany, T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized and existing under the laws of Germany, T-Mobile USA, Inc., a Delaware corporation, and the Company (as amended, supplemented, modified or replaced from time to time, the “Business Combination Agreement”);

WHEREAS, as of the date hereof, the Rights are redeemable;

WHEREAS, the Board of Directors of the Company has determined that the Business Combination Agreement and the Transaction (as defined in the Business Combination Agreement) are advisable and in the best interests of the Company and its stockholders;

WHEREAS, concurrently with the Company entering into the Business Combination Agreement, Deutsche Telekom AG is entering into a voting and support agreement (the “Voting Agreement”) with certain holders of common stock, par value $0.0001 per share, of the Company;

WHEREAS, the Board of Directors of the Company has determined it to be advisable and in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment to render the Rights Agreement inapplicable to any of the transactions contemplated by the Business Combination Agreement, including without limitation the Transaction, and the Voting Agreement;

WHEREAS, subject to certain limited exceptions, Section 27 of the Rights Agreement provides that at any time that the Rights are redeemable the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights or holders of Common Stock;

WHEREAS, this Amendment is permitted by Section 27 of the Rights Agreement; and

WHEREAS, pursuant to Section 27, the Company hereby amends, and directs the Rights Agent to amend, the Rights Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent, intending to be legally bound, hereby agree as follows:

Section 1.    Amendment to Section 1. Section 1 of the Rights Agreement is hereby amended and supplemented by adding the following definition in alphabetical order:

““Business Combination Agreement” shall mean the Business Combination Agreement, dated as of October 3, 2012, by and among Deutsche Telekom, T-Mobile Global Zwischenholding GmbH, a Gesellschaft mit beschränkter Haftung organized and existing under the laws of Germany, T-Mobile Global Holding GmbH, a Gesellschaft mit beschränkter Haftung organized and existing under the laws of Germany, T-Mobile USA, Inc., a Delaware corporation, and the Company (as such agreement is amended, supplemented, modified or replaced from time to time).”

““Deutsche Telekom” shall mean Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany.”

““Voting Agreement” shall mean the Voting and Support Agreement, dated as of October 3, 2012, by and between Deutsche Telekom AG and certain shareholders of the Company.”

Section 2.    Addition of New Section 35. The Rights Agreement is amended by adding a new Section 35 thereto which shall read as follows:

“Section 35. Exception For Business Combination Agreement. Notwithstanding any provision of this Agreement to the contrary, none of a Flip‑In Event, a Flip-In Trigger Date, a Flip-Over-Event, a Triggering Event, a Distribution Date or a Stock Acquisition Date shall be deemed to have occurred, none of Deutsche Telekom or any of its Affiliates or Associates, either individually or collectively, shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise any Rights under, or be entitled to any rights pursuant to, this Agreement, in any such case by reason of (a) the approval, execution, delivery, or performance of the Business Combination Agreement or any amendments thereof or other documents attached thereto (in each case approved by the Board of Directors of the Company), or the approval, execution, delivery, or performance of the Voting Agreement, (b) public or other announcement or disclosure of the Business Combination Agreement, the Voting Agreement or the transactions contemplated thereby, including without limitation the Transaction (as defined in the Business Combination Agreement), or (c) the commencement or, prior to termination of the Business Combination Agreement, the consummation of, any of the transactions contemplated by the Business Combination Agreement or the Voting Agreement, in accordance with their respective terms, including without limitation the Transaction.”

Section 3.    Effective Date; Certification. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. The officer of the Company executing this Amendment hereby certifies to the Rights Agent that the amendment to the Rights Agreement set forth in this Amendment is in compliance with Section 27 of the Rights Agreement and the certification contained in this Section 3 shall constitute the certification required by Section 27 of the Rights Agreement.

Section 4.    Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of such State applicable to contracts made and to be performed entirely within such State.

Section 5.    Severability. The terms, provisions, covenants or restrictions of this Amendment shall be deemed severable and the invalidity or unenforceability of any term, provision, covenant or restriction shall not affect the validity or enforceability of the other term, provision, covenant or restriction hereof.  If any term, provision, covenant or restriction of this Amendment, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable term, provision, covenant or restriction shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable term, provision, covenant or restriction and (b) the remainder of this Amendment and the application of such term, provision, covenant or restriction to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such term, provision, covenant or restriction, or the application thereof, in any other jurisdiction.

Section 6.    Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

Section 7.    No Other Effect. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.

Section 8.    Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

METROPCS COMMUNICATIONS, INC.

By: /s/ Roger D. Linquist
Name: Roger D. Linquist
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY,
as Rights Agent

By: /s/ Michael Nespoli
Name: Michael Nespoli
Title: Senior Vice President

[SIGNATURE PAGE TO RIGHTS AGREEMENT AMENDMENT]

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